     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 15, 1999.

________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 10
                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                            ------------------------

                           STRATEGIC INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ------------------------

                     DELAWARE                                           51-0305292
           (STATE OR OTHER JURISDICTION                              (I.R.S. EMPLOYER
        OF INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)

            C/O U.S. INDUSTRIES, INC.                                     08830
              101 WOOD AVENUE SOUTH                                     (ZIP CODE)
                   ISELIN, N.J.
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (732) 767-0700

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                                              NAME OF EACH EXCHANGE ON WHICH
       TITLE OF EACH CLASS TO BE REGISTERED                   EACH CLASS IS TO BE REGISTERED
       ------------------------------------                   ------------------------------
     Common stock, par value $0.01 per share                    [New York Stock Exchange]

     SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT: NONE

________________________________________________________________________________

                           STRATEGIC INDUSTRIES, INC.

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

ITEM 1. BUSINESS

     The registrant, Strategic Industries, Inc., a Delaware corporation, is presently an indirect wholly-owned subsidiary of U.S. Industries, Inc.

     The information required by this item is contained in the sections entitled 'Summary,' 'The Spin-off' and 'Business' of the Information Statement.*

ITEM 2. FINANCIAL INFORMATION

     The information required by this item is contained in the sections entitled 'Summary,' 'Capitalization,' 'Selected Combined Financial Data,' 'Unaudited Pro Forma Combined Financial Data' and 'Management's Discussion and Analysis of Financial Condition and Results of Operations' of the Information Statement.*

ITEM 3. PROPERTIES

     The information required by this item is contained in the section entitled 'Business' of the Information Statement.*

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The information required by this item is contained in the sections entitled 'Executive Compensation' and 'Security Ownership of Certain Beneficial Owners of Common Stock' of the Information Statement.*

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

     The information required by this item is contained in the sections entitled 'Management -- Directors' and 'Management -- Executive Officers' of the Information Statement.*

ITEM 6. EXECUTIVE COMPENSATION

     The information required by this item is contained in the section 'Executive Compensation' of the Information Statement.*

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The information required by this item is contained in the section entitled 'The Spin-off -- Agreements between Strategic and USI and Relationship after the Spin-off' of the Information Statement.*

ITEM 8. LEGAL PROCEEDINGS

     The information required by this item is contained in the section entitled 'Business -- Legal Proceedings' of the Information Statement.*

------------
* Incorporated by reference.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     The information required by this item is contained in the sections entitled 'The Spin-off -- Manner of Effecting the Spin-off,' 'Projected Ownership of Our Stock Immediately After the Spin-off' and 'Description of Capital Stock' of the Information Statement.*

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

     None.

ITEM 11. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The information required by this item is contained in the sections entitled 'Description of Capital Stock' and 'Purposes and Effects of Certain Provisions of Certificate of Incorporation, By-Laws and Delaware Statutory Law' of the Information Statement.*

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The information required by this item is contained in the sections entitled 'Purposes and Effects of Certain Provisions of the Certificate of Incorporation, By-Laws and Delaware Statutory Law' and 'Limitation on Liability and Indemnification of Officers and Directors' of the Information Statement.*

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

     The information required by this item is identified in 'Index to Combined Financial Statements' of the Information Statement.*

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     None.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements

    1. See Index to Combined Financial Statements on page F-1 of the Information Statement.*

    2. Financial Statement Schedules:

    II. Valuation and Qualifying Accounts

    All Schedules, other than that indicated above, are inapplicable, and are therefore omitted.

(b) Exhibits

           2.1    -- Information Statement (attached to this Registration
                     Statement as Annex A)
         **3.1    -- Amended and Restated Certificate of Incorporation of
                     Strategic (attached to Exhibit 2.1 as Annex A)
         **3.2    -- Amended and Restated By-Laws of Strategic
         **3.3    -- Rights Agreement, dated           , 1999, between Strategic
                     and           , as Rights Agent
         **4.1    -- Specimen form of certificate evidencing Strategic common stock
        **10.1    -- Spin-off Agreement, dated       , 1999, between USI and
                     Strategic
        **10.2    -- Indemnification Agreement, dated          , 1999, between
                     USI and Strategic
        **10.3    -- Tax Sharing and Indemnification Agreement dated       ,
                     1999, between USI and Strategic
        **10.4    -- Corporate Transition Agreement, dated       , 1999, between
                     USI and Strategic
        **10.4(a) -- Employment Agreement of John G. Raos, dated May 18, 1999
              (b) -- Employment Agreement of Peter J. Statile, dated June 1, 1999
              (c) -- Employment Agreement of Steven C. Barre, dated July 1, 1999
              (d) -- Employment Agreement of Gary K. Meuchel, dated July 1, 1999
              (e) -- Employment Agreement of Peter F. Reilly, dated July 1, 1999
        **10.5    -- Strategic Industries, Inc. Annual Performance Incentive Plan
        **10.6    -- Strategic Industries, Inc. Stock Incentive Plan (attached to
                     Exhibit 2.1 as Annex B)
        **21.1    -- Subsidiaries of Strategic
        **27.1    -- Financial Data Schedule

------------

** To be filed by amendment.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          STRATEGIC INDUSTRIES, INC.

                                          By: /s/ STEVEN C. BARRE
                                               .................................
                                          Name: Steven C. Barre
                                          Title:  Vice President, General
                                                  Counsel and Secretary

July 15, 1999

                          STATEMENT OF DIFFERENCES
                          ------------------------

 The trademark symbol shall be expressed as............................. 'TM'
 The registered trademark symbol shall be expressed as.................. 'r'